Exhibit 99.1

PRESS RELEASE

AST SpaceMobile Announces $75 Million Committed Equity Facility

Further Capital Market Access Will Support Ongoing Operating Expenses and Preserve Existing Balance Sheet Cash for BlueBird Satellites

MIDLAND, TX, (BUSINESS WIRE) May 6, 2022 – AST SpaceMobile, Inc. (NASDAQ: ASTS), the company building the first and only space-based cellular broadband network designed to be accessible directly by standard mobile phones, today announced it has entered into a common stock purchase agreement with B. Riley Principal Capital, LLC (“B. Riley”).

The agreement governs a Committed Equity Facility that provides AST SpaceMobile with the right, without obligation, to sell and issue up to $75 million of its Class A Common Stock over a period of 24 months to B. Riley at AST SpaceMobile’s sole discretion, subject to certain limitations and conditions.

“This new source of funding is in line with our strategy to maintain regular and diverse access to various capital markets, while preserving our existing balance sheet cash for building our BlueBird production satellites,” said Scott Wisniewski, AST SpaceMobile Chief Strategy Officer. “The facility allows us the flexibility to raise equity capital, when and if we choose to do so, at a measured pace, depending on market conditions.”

This press release is for informational purposes only and it does not represent an offer to sell or the solicitation of an offer to buy any of the Company’s common stock. There will be no sale of common stock in any jurisdiction in which one would be unlawful.

Further details are contained in a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 6, 2022.

About AST SpaceMobile

AST SpaceMobile is building the first and only global cellular broadband network in space to operate directly with standard, unmodified mobile devices based on our extensive IP and patent portfolio. Our engineers and space scientists are on a mission to eliminate the connectivity gaps faced by today’s five billion mobile subscribers and finally bring broadband to the billions who remain unconnected. For more information, follow AST SpaceMobile on Facebook, Twitter, LinkedIn and YouTube. Watch this video for an overview of the SpaceMobile mission.

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Forward-Looking Statements

This communication contains “forward-looking statements” that are not historical facts, and involve risks and uncertainties that could cause actual results of AST SpaceMobile to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “would,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside AST SpaceMobile’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) expectations regarding AST SpaceMobile’s strategies and future financial performance, including AST’s future business plans or objectives, expected functionality of the SpaceMobile Service, anticipated timing and level of deployment of satellites, anticipated demand and acceptance of mobile satellite services, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, ability to finance its research and development activities, commercial partnership acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and AST’s ability to invest in growth initiatives; (ii) the negotiation of definitive agreements with mobile network operators relating to the SpaceMobile service that would supersede preliminary agreements and memoranda of understanding; (iii) the ability of AST SpaceMobile to grow and manage growth profitably and retain its key employees and AST SpaceMobile’s responses to actions of its competitors and its ability to effectively compete; (iv) changes in applicable laws or regulations; (v) the possibility that AST SpaceMobile may be adversely affected by other economic, business, and/or competitive factors; (vi) the outcome of any legal proceedings that may be instituted against AST SpaceMobile; and (vii) other risks and uncertainties indicated in the Company’s filings with the SEC, including those in the Risk Factors section of AST SpaceMobile’s Form 10-K filed with the SEC on March 31, 2022.

AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors incorporated by reference into AST SpaceMobile’s Form 10-K Registration Statement filed with the SEC on March 31, 2022. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov [sec.gov]. Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact:

Scott Wisniewski

investors@ast-science.com

Media Contact:

Brandyn Bissinger

press@ast-science.com

+1 866 845 6521